 Exhibit 4.10

FORM OF SPECIMEN UNIT CERTIFICATE

NUMBER
U-_____________	UNITS

SEE REVERSE FOR CERTAIN
DEFINITIONS

ENDRA LIFE SCIENCES INC.

CUSIP 29273B 203
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of ENDRA LIFE SCIENCES INC., a Delaware corporation (the “Company”), and one (1) warrant (“Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $[___] per share (subject to adjustment). The Warrant will become exercisable on (i) the first trading day following the sixtieth (60th) day following the date of the prospectus filed in connection with the Company’s initial public offering or (ii) such earlier date as National Securities Corporation shall determine is acceptable, and will expire unless exercised before 5:00 p.m. New York City time on the date which is five (5) years from the date of the prospectus filed in connection with the Company’s initial public offering of this Unit (the “Expiration Date”).

The Common Stock and Warrant comprising each Unit shall begin to trade separately on (i) the first trading day following the sixtieth (60th) day following the date of the prospectus filed in connection with the Company’s initial public offering or (ii) such earlier date as National Securities Corporation shall determine is acceptable.

The terms of the Warrants are governed by a Warrant Agreement, dated as of May [__], 2017, between the Company and Corporate Stock Transfer, Inc., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 3200 Cherry Creek Drive South, #430, Denver, CO 80209 and are available to any Warrant holder on written request and without cost.

This certificate shall be governed by and construed under New York law. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

 Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[ENDRA LIFE SCIENCES INC.]

COUNTERSIGNED AND REGISTERED:
CORPORATE STOCK TRANSFER, INC.
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

ENDRA LIFE SCIENCES INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Company’s Certificate of Incorporation and all amendments thereto, the Warrant Agreement and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder(s) of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received
, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).